Exhibit 10.2

OPERATING AGREEMENT

This Operating Agreement (as it may be amended, modified, supplemented, or restated from time to time as provided herein, the “Agreement”) of MRINetwork Operations, LLC, a Florida limited liability company (the “Company”), is entered into as of January 1, 2026 (the “Effective Date”) by and among each person or entity identified on Schedule I attached hereto (the “Members Schedule”) as a Member, and each other person or entity that, after the date hereof, becomes a Member of the Company in accordance with the terms of this Agreement. Unless otherwise noted, capitalized terms used in this Agreement have the meanings ascribed herein, as more fully set forth in Article X.

ARTICLE I
    Organizational Matters

Section 1.01    Name. The name of the Company is MRINetwork Operations, LLC.

Section 1.02    Principal Office. The principal office of the Company is located at 111 Springhall Drive, Goose Creek, South Carolina, or such other location as the Members may determine from time to time.

Section 1.03    Registered Agent and Registered Office. The registered agent for service of process on the Company and the registered office for service of process on the Company in the State of Florida shall be the initial registered agent and the office of the initial registered agent, respectively, named in the Articles of Organization or such other Person or Persons or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by the RLLCA and Applicable Law.

Section 1.04    Purpose; Powers; Operating Agreement.

(a)    The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the RLLCA and to engage in any and all activities necessary or incidental thereto.

(b)    The Company shall have all the powers necessary or convenient to carry out the purposes for which it is organized, including the powers granted by the RLLCA.

(c)    This Agreement shall constitute the “operating agreement” (as that term is used in the RLLCA) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the RLLCA and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the RLLCA in the absence of such provision, this Agreement shall, to the extent permitted by the RLLCA, control.

Section 1.05    Term. The term of the Company commenced on the effective date of the Articles of Organization after they were accepted by the Florida Department of State, Division of Corporations, and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement or as provided by Applicable Law.

ARTICLE II
    Members

Section 2.01    Members. The Members Schedule at Schedule I sets out the name, contact information, Capital Contributions, and Membership Interest of each Member. The Members shall maintain and update the Members Schedule upon the issuance or Transfer of any Membership Interest to any new or existing Member in accordance with this Agreement. All Members other than HQ MRI Corporation, or its affiliate, shall be referred to as “Non-HQ Members.” The Non-HQ Members shall be bound by the provisions of Schedule II.

Section 2.02    Capital Contributions; Capital Accounts; No Withdrawals.

(a)    The Members have contributed to the Company the amounts, in the form of cash, property, services, or a promissory note or other obligation to contribute cash, property, or perform services (as such amounts may be amended herein from time to time, the “Capital Contributions”) set out in the Members Schedule. No Member is required to make additional Capital Contributions to the Company unless agreed to in a record by the contributing Member, provided, however, that a Member who does not contribute to a capital call shall be diluted pro rata. No Member shall be entitled to receive any interest on its Capital Contributions or Capital Account.

(b)    The Company shall establish and maintain for each Member a separate capital account (each, a “Capital Account”) on its books and records in accordance with the provisions of Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv). Each Capital Account shall be: (i) credited by such Member’s Capital Contributions to the Company and any profits allocated to such Member in accordance with Section 4.01 and (ii) debited by any distributions to such Member pursuant to Section 5.01(a) and any losses allocated to such Member in accordance with Section 4.01. For purposes of maintaining the Members’ Capital Accounts, profits and losses shall be determined in accordance with Treasury Regulation Section 1.704-1(b). The Capital Accounts shall be adjusted by the Members upon the occurrence of an event described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) and (g) if the Members determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. In the event of a Transfer of any Membership Interest in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the transferred Membership Interest.

(c)    No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as otherwise provided in this Agreement.

(d)    If any Member shall have a deficit balance in its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from such Member’s withdrawal of capital or dissolution in contravention of this Agreement.

Section 2.03    Admission of Additional Members.

(a)    Subject to compliance with the provisions of Section 2.03(b), additional Members may be admitted to the Company from time to time in connection with (i) the issuance of Membership Interests by the Company as provided by Section 2.08(b) subject to Article VI, or (ii) a Transfer of Membership Interests, subject to compliance with the provisions of Article VI.

(b)    In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or a Transfer (including a Permitted Transfer) of a Membership Interest or otherwise, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement attached hereto as Exhibit A (a “Joinder Agreement”). Upon the amendment of the Members Schedule and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Membership Interest, such Person shall be admitted as a Member, shall be a party to this Agreement, shall be deemed listed as such on the books and records of the Company, and, in the case of an issuance, thereupon shall be issued a Membership Interest. Additionally, (i) the Capital Accounts shall be adjusted as necessary in accordance with Section 2.02(b) and (ii) the Membership Interests of the Members and any Assignees shall be adjusted pro rata so that the total percentage of all Membership Interests equals 100%.

Section 2.04    Dissociation.

(a)    Subject to Section 2.04(g), so long as a Member continues to hold a Membership Interest, such Member shall not have the ability to dissociate by withdrawing as a Member by express will before the dissolution and winding up of the Company. Any such withdrawal or attempted withdrawal by a Member prior thereto, without the written consent of all Members holding at least 2/3 of the Membership Interests, (excluding the withdrawing Member), shall be null and void.

(b)    No Member may be expelled from the Company except by judicial order pursuant to Section 605.0602(b) of the RLLCA.

(c)    The death of a Member shall not cause the dissolution of the Company, except as otherwise provided by Section 9.01(d). In such event, the Company and its business shall be continued by the remaining Member or Members and the Membership Interest owned by the deceased member shall be automatically Transferred to such Member’s executors, administrators, testamentary trustees, legatees, surviving Spouse, beneficiaries, or other legal representative, as applicable, as Permitted Transferees, and shall be subject to Section 6.05; provided, that any such Permitted Transferee shall be admitted as a Member only upon compliance with the provisions of Section 2.03.

(d)    As soon as a Member ceases to hold any Membership Interest, such Person shall be dissociated and subject to Section 2.04(e).

(e)    Upon the effective date of a Person’s dissociation from the Company as a Member: (i) the Person shall no longer be a Member; (ii) the Person’s rights as a Member terminate; (iii) the Person remains liable for any debt, obligation, or other liability owed, as of the date of dissociation, to the Company or the other Members; (iv) the Person’s fiduciary duties and obligations as a Member end for matters arising and events occurring after the Person’s dissociation; (v) the Person dissociated as a Member shall have no right to any amount in liquidation of its Membership Interest except as otherwise provided by this Agreement; and (vi) the Person’s Membership Interest is owned solely as an Assignee, except as otherwise provided by Section 2.04(f) of this Agreement.

(f)    Any Person who wrongfully dissociates as a Member shall be liable to the Company and the other Members for damages caused by the wrongful dissociation and shall have no right to any amount in liquidation of its Membership Interest or to any payment or distribution as a result of the dissociation until the dissolution and winding up of the Company. A Person’s dissociation as a Member is wrongful if: (i) the dissociation breaches a provision of this Agreement; (ii) the Person withdraws as a Member by express will; (iii) the Person is expelled as a Member; (iv) the Person becomes a debtor in bankruptcy; (v) the Person executes an assignment for the benefit of creditors; (vi) the Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or substantially all the Person’s property; or (vii) the Person is not a business, an estate or an individual, and the Person has willfully dissolved or terminated.

(g)    Notwithstanding anything in this Agreement to the contrary, a Member may withdraw and dissociate from the Company by forfeiting its entire membership interest subject to the following provisions (a “Withdrawal”): (1) at least 90 days prior to such Withdrawal, the Member must provide the Company with written notice of its intention to withdraw; (2) on the date of Withdrawal, such Member shall execute such documents as the Company reasonably requires forfeiting the entirety of its Membership Interests; and (3) such Member shall be responsible for satisfaction of its pro rata portion of any outstanding debt or liabilities of the Company that such Member voted to approve prior to sending its notice of Withdrawal. In no event shall a Member be allowed to invoke this provision and withdraw from the Company with the primary purpose of avoiding any debt or liability of the Company. Once any Member withdraws or dissociates from the Company pursuant to this Section 2.04(g), all other Members shall have the option to withdraw and dissociate simultaneously.

Section 2.05    Certification.

(a)    The Company may, but shall not be required to, issue certificates to each Member evidencing the Membership Interest held by such Member.

(b)    If the Company issues certificates representing Membership Interests in accordance with Section 2.05(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Membership Interests shall bear a legend substantially in the following form:

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE FLORIDA REVISED LIMITED LIABILITY COMPANY ACT AND AN OPERATING AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, GIFT, PLEDGE, ENCUMBRANCE, HYPOTHECATION, OR OTHER DISPOSITION OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH OPERATING AGREEMENT.

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, GIFTED, PLEDGED, ENCUMBERED, HYPOTHECATED, OR OTHERWISE DISPOSED EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 2.06    Meetings.

(a)    The Company shall not be required to hold regular meetings.

(b)    Special meetings of the Members may be called by a Member or group of Members holding more than ten percent (10%) of the Membership Interests.

(c)    Notice stating the place, date, and time of the meeting, and the means of remote communication, and describing the purposes for which the meeting is called, shall be delivered in a record as provided by Section 11.05 not fewer than seven (7) days and not more than sixty (60) days before the date of the meeting to each Member, by or at the direction of the Member(s) calling the meeting. The Members may hold meetings at the Company’s principal office or at such other place, within or outside the State of Florida, as the Member(s) calling the meeting may designate in the notice for such meeting, provided, a means of remote communication shall be provided for each meeting. The Company shall maintain copies of these notices for Member inspection.

(d)    Any Member may participate in a meeting of the Members by conference telephone or other communications equipment by means of which all Persons participating in the meeting can talk to and hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting. The Members may also agree to conduct a meeting of the Members solely by remote means of communication without designating a place for a physical assembly of Members.

(e)    On any matter that is to be voted on by the Members, a Member may vote in person or by proxy, and such proxy may be granted in a record or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Member executing it unless otherwise provided in such proxy. The right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f)    The business to be conducted at a meeting need not be limited to the purpose described in the notice and can include other business to be conducted by the Members. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(g)    A quorum of any meeting of the Members shall require the presence, whether in person or by proxy, of the Members holding at least a majority of the Membership Interests. Subject to Section 2.07, no action may be taken by the Members unless the appropriate quorum is present at a meeting.

(h)    Subject to Section 2.04(a), Section 2.07, Section 2.08, Section 5.01, Section 6.01(a), Section 8.03, Section 9.01(a), Section 11.09, and any other provision of this Agreement, the Articles of Organization, or the RLLCA requiring the vote, consent, or approval of a different percentage of the Membership Interests or of particular Members, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of the Members holding at least a majority of the Membership Interests entitled to vote thereon. The Company shall maintain for Member inspection records of any action taken on the Company’s behalf at such meeting.

Section 2.07    Action Without Meeting.

(a)    Notwithstanding the provisions of Section 2.06, any action requiring the vote or consent of the Members may be taken without a meeting, without prior notice, and without a vote if the action is approved in a record signed and delivered to the Company by Members holding sufficient Membership Interests to approve such action if a meeting were held. The Company shall maintain for Member inspection a record of each such consent of a Member or the Members delivered to the Company.

(b)    Unless the consents of all Members entitled to vote have been obtained, if action is approved by Members without a meeting by less than unanimous consent, the Company shall provide notice in a record as provided by Section 11.05 to any nonconsenting Member the earlier of (i) at least seven (7) days before the consummation of any amendment to the Articles of Organization or this Agreement, a dissolution, or a merger of the Company, and (ii) within five (5) days of the approval of any other action. The Company shall maintain these notices for Member inspection.

Section 2.08    Approval of Significant Matters. Without the written approval of Members holding at least two-thirds of the Membership Interests, the Company shall not, and shall not enter into any commitment to:

(a)    Amend, modify, or waive any provision of the Articles of Organization;

(b)    Issue additional Membership Interests, Equity Securities, or other securities or, except in connection with a Transfer of Membership Interests that complies with the applicable provisions of Article VI and Section 2.03(b), admit additional Members to the Company;

(c)    Incur any indebtedness, pledge, or grant Liens on any assets or guarantee, assume, endorse, or otherwise become responsible for the obligations of any other Person in excess of $25,000 in a single transaction or series of related transactions, or in excess of $25,000 in the aggregate at any time outstanding;

(d)    Make any loan or advance to, or a Capital Contribution to or investment in, any Person in excess of $25,000;

(e)    Enter into, amend in any material respect, waive, or terminate any Related Party Agreement; provided, that any such entry into, amendment, waiver, or termination of a Related Party Agreement shall also require the consent of at least a majority of the Membership Interests held by the disinterested Members;

(f)    Enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange, or other acquisition (including by merger, consolidation, acquisition of shares, or acquisition of assets) by the Company of any assets or equity interests of any Person, other than in the ordinary course of business consistent with past practice, subject to the additional requirements of Section 2.08(m)(i) and Section 2.08(m)(ii);

(g)    Enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange, or other disposition (including by merger, consolidation, sale of shares, or sale of assets) by the Company of all or substantially all of the Company’s assets or equity interests;

(h)    Settle any lawsuit, action, dispute, or other proceeding or otherwise assume any liability with a value in excess of $25,000 or agree to the provision of any equitable relief by the Company;

(i)    Convert the Company into another type of business entity, subject to the additional requirements of Section 2.08(m)(iii);

(j)    Settle or release the obligation of a Member or a Member’s legal representative or successor to (i) make a Capital Contribution (or otherwise pay cash or transfer property) to the Company or (ii) return to the Company cash or property paid or distributed to such Member in violation of the RLLCA or this Agreement;

(k)    Do any act in contravention of this Agreement; and

(l)    Do any act outside the ordinary course of the Company’s activities or that would make it impossible for the Company to carry out its ordinary business.

(m)    Notwithstanding the foregoing:

(i)    The Company may not consummate any merger under a plan of merger pursuant to which any Member retains interest holder liability for debts, obligations, and other liabilities that arise after the merger becomes effective unless that plan of merger is approved in a record by each Member that will retain such liability.

(ii)    The Company may not consummate any interest exchange under a plan of interest exchange pursuant to which (A) the Company is the acquired entity and (B) any Member retains interest holder liability for debts, obligations, and other liabilities that arise after the interest exchange becomes effective unless that plan of interest exchange is approved [in a record] by each Member that will retain such liability.

(iii)    The Company may not convert the Company into a different form of business entity under a plan of conversion pursuant to which any Member retains interest holder liability for debts, obligations, and other liabilities that arise after the conversion becomes effective unless that plan of conversion is approved in a record by each Member that will retain such liability.

ARTICLE III
    Management

Section 3.01    Management of the Company. Subject to the provisions of Section 2.08 and except as otherwise provided by the RLLCA or this Agreement, the Members shall manage the business, property, activities, and affairs of the Company. Each Member is an agent of the Company and the actions of any Member taken in accordance with the provisions of this Agreement and the RLLCA shall bind the Company.

Section 3.02    Officers. The Members may appoint one or more individuals as officers of the Company (the “Officers”) as the Members deem necessary or desirable to carry on the business of the Company and may delegate to the Officers such power and authority as the Members deem advisable. An Officer is not required to be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until a successor is designated by the Members or until the Officer’s earlier death, resignation, or removal. Any Officer may resign at any time upon notice in a record to the Company as provided by Section 11.05. Any Officer may be removed by the Members at any time, with or without cause. A vacancy in any office occurring because of death, resignation, removal, or otherwise may, but need not, be filled by the Members.

ARTICLE IV
    Allocations

Section 4.01    Allocation of Profits and Losses.

(a)    The Company’s profits and losses for each Fiscal Year will be allocated among the Members pro rata in accordance with their Membership Interests.

(b)    Notwithstanding any other provision of this Agreement, “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each Fiscal Year to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i) and “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, shall be allocated to and among the Members in accordance with their Membership Interests.

(c)    This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback,” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Code.

(d)    All items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members for federal, state, and local income tax purposes consistent with the manner that the corresponding items are allocated among the Members pursuant to this Section 4.01, except as may otherwise be provided herein or under the Code.

ARTICLE V
    Distributions

Section 5.01    Distributions.

(a)    Distributions of available cash shall be made to the Members at the times and in the aggregate amounts determined by the Members holding at least two-thirds of the Membership Interests. Such distributions shall be paid to the Members pro rata in accordance with their respective Membership Interests.

(b)    Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 605.0405 of the RLLCA or other Applicable Law.

(c)    Notwithstanding any provision to the contrary contained in this Agreement, for each fiscal year, the Company shall, within 90 days after the end of such fiscal year (or sooner, to the extent necessary to satisfy quarterly estimated tax obligations), make a mandatory tax distribution (“Tax Distribution”) to each Member. The amount of the Tax Distribution shall be calculated based on each Member’s share of net taxable income, considering prior losses, multiplied by the highest combined tax rate. These Tax Distributions shall be treated as an advance and reduce future amounts Members are entitled to receive. They shall be distributed based on profit percentage. If the Company has insufficient funds to pay the Tax Distribution, the Members shall take reasonable steps to require the Company to secure sufficient funds.

ARTICLE VI
    Transfers and Purchases of Membership Interests

Section 6.01    General Restrictions on Transfer.

(a)    Except as permitted pursuant to Section 6.02 or in accordance with the procedures set forth in Section 6.03, no Member shall Transfer all or any portion of its Membership Interest in the Company, except with the written consent of all Members.

(b)    Notwithstanding any other provision of this Agreement (including Section 6.02), each Member agrees that it shall not Transfer all or any portion of its Membership Interest in the Company, and the Company agrees that it shall not issue any Membership Interests:

(i)    except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of a Membership Interest, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii)    if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii) including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);

(iii)    if such Transfer or issuance would affect the Company’s existence or qualification as a limited liability company under the RLLCA;

(iv)    if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v)    if such Transfer or issuance would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended;

(vi)    if such Transfer or issuance would cause the assets of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.; or

(vii)    in the case of a Transfer, if Members holding at least two-thirds of the Membership Interests (excluding the Membership Interest held by the Transferring Member and, if the Transfer is between Members, the Membership Interest held by the Transferee Member) determine that such Transfer could have a material adverse effect on the Company as a result of any regulatory or other requirement or restriction imposed by any Governmental Authority.

(c)    Any Transfer or attempted Transfer of any Membership Interest (in full or in part) in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Membership Interest for all purposes of this Agreement.

(d)    Except as provided in Section 2.04(c), no Transfer (including a Permitted Transfer) of Membership Interests to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee (including a Permitted Transferee) is admitted as a Member of the Company in accordance with Section 2.03(b) hereof.

(e)    Except as provided in Section 2.04(c), for the avoidance of doubt, any completed Transfer of a Membership Interest permitted or authorized by this Agreement shall be deemed a sale, transfer, assignment, or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “Membership Interest”, unless otherwise explicitly agreed to by the parties to such Transfer.

Section 6.02    Permitted Transfers. The provisions of Section 6.01(a) and Section 6.03 shall not apply to any Transfer by any Member of all or any portion of its Membership Interest to an Affiliate or Immediate Family Member of such Member (each, a “Permitted Transferee” and any such Transfer to a Permitted Transferee, a “Permitted Transfer”). For purposes of this Agreement, “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any trust in which any of the foregoing are a primary beneficiary.

Section 6.03    Right of First Refusal.

(a)    Each Member shall have a right of first refusal if any other Member (the “Offering Member”) receives and desires to accept an offer from an Independent Third Party to purchase all or any portion of the Offering Member’s Membership Interest (the “Offered Interest”).

(b)    Within five (5) days of receipt of the offer from the Independent Third Party, the Offering Member shall give notice in a record as provided by Section 11.05 to all other Members of the third party offer, which notice shall include (i) the amount of the Offered Interest to be sold; (ii) the name of the Independent Third Party; (iii) the purchase price, which for the avoidance of doubt shall be in cash; (iv) the proposed date, time, and location of the closing of the Transfer, which shall not be less than sixty (60) days from the date of the Offering Member’s notice; and (v) any other material terms of the Transfer.

(c)    Upon receipt of the Offering Member’s notice, each Member will have ten (10) days to give notice in a record as provided by Section 11.05 to the Offering Member that the other Member elects to purchase all (but not less than all) of the Offered Interest upon the terms and conditions of the third-party offer. If more than one other Member gives notice electing to purchase the Offered Interest, each of the purchasing Members shall purchase its pro rata share (based on that Member’s Membership Interest in the Company) of the Offered Interest.

(d)    If no other Member delivers notice as required by Section 6.03(c), electing to purchase the Offered Interest, then the Offering Member may, during the sixty (60) day period immediately following the expiration of the period described in Section 6.03(c), Transfer the Offered Interest to the Independent Third Party upon the terms and conditions of the third party offer.

Section 6.04    Purchase by Member on Termination of Marital Relationship.

(a)    If the Marital Relationship of a Member is terminated by the death of the Member’s Spouse or by Divorce, and the Member does not succeed to all of the Spouse’s interest in the Membership Interest held by the Member at such time (the “Spouse’s Interest,” regardless of whether the interest is characterized as community, quasi-community, marital, nonmarital, or separate property, or as property held as joint tenants or tenants in common), then the Spouse, the Spouse’s estate, or, except as set forth in Section 6.04(b), the trustee of any trust to which the Spouse’s Interest passes, as the case may be, shall sell to the Member, and the Member shall purchase, the Spouse’s Interest for the Purchase Price. The buyer and seller shall use their best efforts to mutually agree in good faith on the Purchase Price.

(b)    Any Membership Interest held by a Member as a trustee of a trust as a result of the death of the Member’s Spouse or the Member’s Divorce from the Spouse shall be treated as owned by the Member for purposes of this Agreement; provided, that in the event the Member is no longer trustee of such trust, the Membership Interest held in the trust shall be subject to Section 6.04(a).

Section 6.05    Death of Member.

(a)    Upon the death of a Member, each surviving Member will have thirty (30) days to give written notice to the executors, administrators, trustees, beneficiaries, surviving Spouse, or other legal representatives of the deceased Member that the Member elects to purchase all (but not less than all) of the Membership Interest owned by the deceased Member at the time of their death (the “Deceased Member’s Interest”) for the Purchase Price. If more than one surviving Member gives notice electing to purchase the Deceased Member’s Interest, each of the purchasing Members shall purchase its pro rata share (based on that Member’s Membership Interest in the Company) of the Deceased Member’s Interest. Notwithstanding anything in this provision to the contrary, if a Member provides notice in writing to the Company during the Member’s (or such Member’s owner’s) lifetime, the Member may elect for the Deceased Member’s Interest to pass on death to a trust whose beneficiaries are Immediate Family Members.

(b)    If no surviving Member delivers notice as required by Section 6.05(a) electing to purchase the Deceased Member’s Interest, then the Company shall purchase the Deceased Member’s Interest for the Purchase Price, and the Membership Interests of the surviving Members and any Assignees shall be adjusted pro rata so that the total percentage of all Membership Interests equals 100%.

(c)    Except with respect to the death of the last remaining Member, in which case such event shall be subject to Section 2.04(c), the executor, administrator, trustee, beneficiary, surviving Spouse, or other legal representative of the deceased Member, as applicable, shall sell the Deceased Member’s Interest for the Purchase Price in accordance with the procedures set forth in this Section 6.05.

(d)    For any sale and purchase pursuant to this Section 6.05, the purchaser(s) and seller shall use their best efforts to mutually agree in good faith on the Purchase Price.

(e)    Until such time that the Deceased Member’s Interest is purchased as provided in this Section 6.05, and except as provided in Section 2.04(c), the executor, administrator, trustee, beneficiary, surviving Spouse, or other legal representative, as applicable, of the deceased Member shall be an Assignee of the Deceased Member’s Interest.

Section 6.06    Buy/Sell.

(a)    Buy/Sell Offering Notice. The operation of this Section 6.06 may be triggered upon written notice (the “Buy/Sell Offering Notice”) by any Member or group of Members given at any time after the first anniversary of the Effective Date to any other Member or group of Members, provided (A) the Member or Members initiating such notice are not then in default of the Operating Agreement; and (B) the provisions of this Section 6.06 are not then in effect with respect to a prior Buy/Sell Offering Notice. The Member or Members triggering such right shall be the “Initiating Members” and the Member or Members to whom the notice is given shall be the “Responding Members” for the purposes of this Section 6.06. The Buy/Sell Offering Notice shall set forth an amount per Membership Interest Unit determined by the Initiating Member (the “Proposed Value”) which shall be used to calculate a price (i) which the Responding Member may accept to sell all of its Membership Interests to the Initiating Members or (ii) which the Responding Member may pay to purchase all of the Membership Interests of the Initiating Members. The Initiating Members shall include in the Buy/Sell Offering Notice all conditions to closing which shall apply to both a purchase or sale.

(b)    Responsive Notice. Within thirty (30) days following the date of the Buy/Sell Offering Notice (the “Buy/Sell Election Date”), the Responding Members shall deliver to the Initiating Members a responsive notice, without qualification or condition, electing either:

(i)    To sell to the Initiating Member the entirety of the Responding Members’ Membership Interest in the Company at a price (the “Sale Price”) equal to the amount of cash the Proposed Value multiplied by the number of Membership Interest Units owned by the Responding Members; or

(ii)    To purchase from the Initiating Members the entirety of the Initiating Members’ Interest in the Company at a price (the “Buy Price”) equal to the Proposed Value multiplied by the number of Membership Interest Unites owned by the Initiating Members.

The failure of the Responding Members to give such a responsive notice (without qualification or condition) within the required time period shall be deemed notice of an election to sell its entire Membership Interest under clause (i) above. The Member or group of Members who shall ultimately purchase the Membership Interests of the other shall be referred to as the “Purchaser.” The other Member or Members shall be referred to as the “Seller.”

(c)    Closing Process. The Purchaser shall fix a closing date (the “Closing Date”) not later than fifteen (15) days following the Buy/Sell Election Date by notifying the Seller in writing of the Closing Date not less than five (5) Business Days prior thereto. The closing shall take place on the Closing Date and shall be completed through an electronic exchange of executed documents and funds or held at the principal office of the Company. The purchase price for the Seller’s interest shall be paid in immediately available funds and the Seller shall convey good and marketable title to its Membership Interests to Purchaser or its designee free and clear of all Liens. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Seller’s Interest by the Purchaser.

Section 6.07    Pre-emptive Rights.

(a)    Issuance of Additional Equity Securities. The Company hereby grants to each Member (each, a “Preemptive Member”) the right to purchase its Pro Rata Portion of any new Equity Securities (the “New Securities”) that the Company may from time to time propose to issue or sell to any Person.

(b)    Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 6.07 (a) to the Preemptive Members within five (5) Business Days following the date on which the Members approve such issuance or sale. The Issuance Notice shall, if applicable, be accompanied by any and all written offers from any prospective purchaser seeking to purchase New Securities and shall set forth the material terms and conditions of the proposed issuance, including:

(i)    the number and a description of the New Securities proposed to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent;

(ii)    the proposed issuance date, which shall be at least 30 days from the date of the Issuance Notice;

(iii)    the proposed per percentage of Membership Interest purchase price; and

(iv)     any other material terms and conditions of such issuance or sale.

(c)    Exercise of Preemptive Rights. Each Preemptive Member shall for a period of 10 days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase its Pro Rata Portion of the New Securities at the per percentage of Membership Interest purchase price set forth in the Issuance Notice by delivering a written notice to the Company (an “Acceptance Notice”). The delivery of an Acceptance Notice by a Preemptive Member shall be a binding and irrevocable offer by such Preemptive Member to purchase its Pro Rata Portion of the New Securities at the per percentage of Membership Interest purchase price set forth in the Issuance Notice. The failure of a Preemptive Member to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of its rights under this Section 6.07 with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(d)    Over-Allotment. No later than five Business Days following the expiration of the Exercise Period, the Company shall notify each Preemptive Member in writing of the number of New Securities that each Preemptive Member has elected to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-Allotment Notice”). Each Preemptive Member timely exercising its rights to purchase its Pro Rata Portion of the New Securities (each, an “Exercising Member”) shall have a right of over-allotment, such that if any other Preemptive Member fails to timely exercise its right under this Section 6.07 to purchase its Pro Rata Portion of the New Securities (each, a “Non-Exercising Member”), each Exercising Member may purchase its Pro Rata Portion of each such Non-Exercising Member’s allotment at the per percentage of Membership Interest purchase price set forth in the Issuance Notice by giving written notice to the Company within five Business Days of receipt of the Over-Allotment Notice (the “Over-Allotment Exercise Period”).

(e)    Sales to the Prospective Buyer. If any Preemptive Member fails to timely deliver an Acceptance Notice to the Company for its full Pro Rata Portion of the New Securities in accordance with Section 6.07(c) and after the expiration of the Over-Allotment Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which no Preemptive Members elected to purchase in accordance with this Section 6.07 (the “Unclaimed Securities”) to any Person, subject to the other provisions of this Agreement, on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that (i) such issuance or sale must close within 30 days after the expiration of the Over-Allotment Exercise Period (subject to the extension of such 30 day period to the extent reasonably necessary to obtain any required Government Approvals, such extension period not to exceed 60 days) and (ii) for the avoidance of doubt, the price at which the Unclaimed Securities are sold must be equal to or greater than the per percentage of Membership Interest purchase price set forth in the Issuance Notice. In the event the Company does not sell the Unclaimed Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such Equity Securities to the Members in accordance with the procedures set forth in this Section 6.07.

(f)    Closing of the Issuance.

(i)    The closing of any purchase by any Exercising Member for New Securities acquired pursuant to this Section 6.07 (each a “Preemptive Rights Closing”) shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice.

(ii)    At each Preemptive Rights Closing, the Company shall deliver to each Exercising Member certificates (if any) evidencing the New Securities being issued or sold to such Exercising Member, which New Securities shall be issued free and clear of any Liens (other than those arising under this Agreement and those attributable to the actions of such Exercising Member), and the Company shall so represent and warrant to the Exercising Members, and further represent and warrant to such Exercising Members that such New Securities shall be, upon issuance thereof to the Exercising Members and after payment therefor, duly authorized, validly issued, fully paid, and non-assessable. At each Preemptive Rights Closing, each Exercising Member shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds, and the Company and such Exercising Member shall take all such other actions as may be reasonably necessary or appropriate to consummate such sale, including entering into customary agreements with respect thereto.

ARTICLE VII
    No Personal Liability and Indemnification

Section 7.01    No Personal Liability. Except as otherwise provided in the RLLCA, by Applicable Law, or expressly in this Agreement, no Member or Officer will be obligated personally for any debt, obligation, or liability of the Company or other Members, whether arising in contract, tort, or otherwise, solely by reason of being or acting as a Member or Officer or, in accordance with Section 3.01, exercising management powers or responsibilities or acting as an agent of the Company.

Section 7.02    Indemnification, Reimbursement, and Advancement.

(a)    To the fullest extent permitted under the RLLCA (after waiving all RLLCA restrictions on indemnification, other than those which cannot be eliminated or modified thereunder), as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement, only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the RLLCA permitted the Company to provide before such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)    any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member, or any of their respective direct or indirect subsidiaries in connection with the business of the Company; or

(ii)    such Covered Person being or acting in connection with the business of the Company as a member, shareholder, partner, Affiliate, manager, director, officer, employee, agent, or representative of the Company, any Member, or any of their respective Affiliates, or such Covered Person serving or having served at the request of the Company as a member, manager, director, officer, employee, agent, or representative of any Person including the Company;

provided, that such Loss did not arise from (A) the Covered Person’s conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law, (B) a transaction from which such Covered Person derived an improper personal benefit, (C) a circumstance under which the liability provisions for improper distributions of Section 605.0406 of the RLLCA are applicable, or (D) a breach of such Covered Person’s duties or obligations under Section 605.04091 of the RLLCA (taking into account any restriction, expansion, or elimination of such duties and obligations provided for in this Agreement).

(b)    Upon the agreement of Members holding at least half of the Membership Interests, the Company shall promptly reimburse (or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 7.02; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 7.02, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c)    The provisions of this Article VII shall survive the dissolution, liquidation, winding up, and termination of the Company.

Section 7.03    Nonexclusivity. The right to indemnification and reimbursement and advancement of expenses provided in this Article VII shall not be exclusive of any other right which a Member or other Covered Person may have or hereafter acquire by any law (common or statutory), a provision of the Company’s governing documents, a vote of disinterested Members, or otherwise, it being the intention of the parties to give Members and all other Covered Persons the broadest indemnification rights permitted by law.

ARTICLE VIII
    Compliance and Tax Matters

Section 8.01    Inspection Rights. Upon reasonable notice from a Member, the Company shall afford the Member and each of its respective representatives reasonable access during regular business hours at the Company’s principal office or such other reasonable location as determined by the Secretary to any records maintained by the Company regarding the Company’s activities, affairs, financial condition, and other circumstances, and shall permit the Member and each of its representatives to examine such documents and make copies thereof, in each case to the extent such information is material to the Member’s rights and duties under this Agreement or the RLLCA. The Company may charge the reasonable costs of copying to a Person requesting copies of such documents.

Section 8.02    Income Tax Status. It is the intent of the Company and the Members that the Company shall be treated as a partnership for federal, state, and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

Section 8.03    Tax Returns.

(a)    At the expense of the Company, the Members will cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. As soon as reasonably possible after the end of each Fiscal Year, the Company will deliver to each Member, Company information necessary for the preparation of such Member’s federal, state, and local income tax returns for such Fiscal Year.

(b)    Each Member agrees that such Member shall not treat any Company item on such Member’s federal, state, foreign, or other income tax return inconsistently with the treatment of the item on the Company’s return.

ARTICLE IX
    Dissolution and Liquidation

Section 9.01    Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)    An election to dissolve the Company made with the vote or consent of Members holding at least two-thirds of the voting Membership Interests; provided, that the Members holding at least the same percentage of voting Membership Interests may revoke an election to dissolve or a dissolution of the Company at any time prior to the filing and effective date of a statement of termination;

(b)    The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company;

(c)    The entry of a decree of judicial dissolution under Section 605.0705 of the RLLCA; or

(d)    The dissociation of the last remaining Member of the Company unless: (i) within ninety (90) days after the Company ceases to have any Members, the legal representatives or Assignees of Members that own the rights to receive a majority of distributions consent to admit at least one Person as a Member and at least one Person agrees in a record to become a Member; or (ii) the Company’s existence is otherwise continued under Applicable Law.

Section 9.02    Winding Up and Liquidation.

(a)    Dissolution of the Company shall be effective on the day on which the event described in Section 9.01 occurs. Upon dissolution, the Company shall immediately commence to wind up its affairs in accordance with the RLLCA and the provisions of this Article.

(b)    The Members shall designate a Person to act (or, if the Company has no Members at the time of dissolution, the legal representative of the last person to have been a Member shall act or designate a Person to act) as liquidator (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets (including the discretion to defer the liquidation of any asset if the immediate sale of the asset would be impractical or cause undue loss to the Members) and to wind up and liquidate the affairs of the Company in an orderly and business-like manner in accordance with the RLLCA.

(c)    The Liquidator may give notice in writing of the commencement of winding up by mail to all known creditors of the Company and claimants against the Company whose addresses appear on the records of the Company.

Section 9.03    Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and distribute the proceeds in the following order of priority, unless otherwise required by mandatory provisions of the RLLCA or other Applicable Law:

(a)    First, to the payment of the Company’s known debts and liabilities to its creditors (including Members, if applicable);

(b)    Second, to the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(c)    Third, to the establishment of, and additions to, reserves that are determined by the Liquidator to be reasonably necessary for any contingent unknown liabilities or obligations of the Company; and

(d)    Fourth, to the Members, on a pro rata basis, in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year of the Company in which the liquidation occurs.

Section 9.04    Required Filings. Upon (a) the occurrence of an event described in Section 9.01, the Liquidator shall file articles of dissolution with the Florida Department of State under Section 605.0707 of the RLLCA and (b) completion of the distribution of assets as provided in Section 9.03, the Liquidator shall make all other necessary filings required by the RLLCA, including filing a statement of termination with the Florida Department of State.

ARTICLE X
    Definitions

Section 10.01    Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 10.01, and when not otherwise defined shall have the meanings set out in the RLLCA:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority, and (c) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles of Organization” means the articles of organization of the Company accepted by the Florida Department of State, Division of Corporations on [ ], as they may be amended or restated from time to time.

“Assignee” means a Person who receives a Transfer of (or otherwise owns) all or part of a Membership Interest, but who has not been admitted to the Company as a Member or has dissociated as a Member of the Company. An Assignee is entitled only to the rights specified in Section 605.0502 of the RLLCA and has no right to: (a) participate in the management or conduct of the Company’s activities or affairs or (b) exercise any other Member rights. The Membership Interest of an Assignee shall not be considered in the voting requirements of the Company.

“Capital Account” has the meaning set forth in Section 2.02(b).

“Capital Contributions” has the meaning set forth in Section 2.02(a).

“Change of Control” means, with respect to any Member: (a) the sale of all or substantially all of the assets of the Member to one or more Independent Third Parties, (b) a sale resulting in more than 50% of the shares of stock, membership interests, partnership interests, or other ownership or equity interests of the Member being held by one or more Independent Third Parties, or (c) a merger, consolidation, recapitalization, or reorganization of the Member with or into an Independent Third Party that results in the inability of the Member’s owners to designate or elect a majority of the board of directors, managers, or other governing authority of the resulting entity or its parent company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Covered Person” means each (a) Member, (b) Officer of the Company, and (c) officer, director, shareholder, partner, manager, member, Affiliate, employee, agent, or representative of each Member, and each of their respective Affiliates.

“Deceased Member’s Interest” has the meaning set forth in Section 6.05(a).

“Divorce” means any legal proceeding to terminate, dissolve, or separate the Marital Relationship of a Member, and includes an action for annulment, legal separation, or similar proceeding that involves a judicial division of joint, community, or marital property of the Member and the Member’s Spouse.

“Effective Date” has the meaning set forth in the Preamble.

“Electronic Transmission” means any form or process of communication not directly involving the physical transfer of paper or other tangible medium that is (a) suitable for the retention, retrieval, and reproduction of information by the recipient and (b) retrievable in paper form by the recipient through an automated process used in conventional commercial practice.

“Equity Securities” means any and all Membership Interests of the Company and any securities of the Company convertible into, exchangeable or exercisable for, such Membership Interests, including, without limitation, any warrants or other rights to acquire such Membership Interests.

“Family Members” has the meaning set forth in Section 6.02(b).

“Fiscal Year” means the calendar year, unless the Company is required or elects to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Independent Third Party” means, with respect to any Member, any Person who is not a Permitted Transferee of such Member.

“Initial Member” means each Person identified on the Members Schedule as of the Effective Date as a Member and who has executed this Agreement or a counterpart thereof.

“Joinder Agreement” has the meaning set forth in Section 2.03(b).

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever.

“Liquidator” has the meaning set forth in Section 9.02(b).

“Losses” has the meaning set forth in Section 7.02(a).

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

“Members” means each Initial Member and each Person who is admitted as a Member of the Company after the Effective Date in accordance with the terms of this Agreement and the RLLCA, in each case so long as such Person is shown on the Company’s books and records as the owner of a Membership Interest. The term does not include any Person who ceases to be a Member. The Members shall constitute “members” (as that term is defined in the RLLCA) of the Company.

“Members Schedule” means Schedule I attached hereto.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s rights to (a) receive that Member’s distributive share of Company assets and items of Company income, gain, loss, and deduction, (b) vote on, consent to, or participate in any Member decisions as provided in this Agreement and the RLLCA, and (c) receive any and all other benefits due to a Member under this Agreement and the RLLCA; provided, that in the case of an Assignee, “Membership Interest” means an interest in the Company with the sole right to receive a distributive share of Company assets and items of Company income, gain, loss, and deduction, and no voting or management rights. The Membership Interest of each Member will be stated as a percentage interest and shall be as set out in the Members Schedule. The Membership Interests of all Members (and any Assignees) shall equal 100%.

“Non-HQ Member” means all Members as of the Effective Date other than HQ MRI Corporation.

“Offered Interest” has the meaning set forth in Section 6.03(a).

“Offering Member” has the meaning set forth in Section 6.03(a).

“Officers” has the meaning set forth in Section 3.02.

“Permitted Transfer” has the meaning set forth in Section 6.02.

“Permitted Transferee” has the meaning set forth in Section 6.02.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Purchase Price” means the cash price that a willing buyer having all relevant knowledge would pay a willing seller in an arm’s length transaction.

“Related Party Agreement” means any agreement, arrangement, or understanding: (a) in which a Member is directly or “indirectly” a party as defined by Section 605.04092(1)(a) of the RLLCA, (b) in which a Member has a direct or “indirect material financial interest” as defined by Section 605.04092(1)(b) of the RLLCA, or (c) between the Company and any Member, [or] Officer[, or other employee] of the Company or any Affiliate of a Member, [or] Officer[, or other employee] of the Company; in each case, as such agreement may be amended, modified, supplemented, or restated in accordance with the terms of this Agreement.

“RLLCA” means the Florida Revised Uniform Limited Liability Company Act and any successor statute, as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Spouse” means a spouse, a party to a civil union, a registered domestic partner, a same-sex spouse or partner, or any person in a Marital Relationship with a Member.

“Spouse’s Interest” has the meaning set forth in Section 6.04(a).

“Transfer” means to sell, transfer, assign, gift, pledge, encumber, hypothecate, or similarly dispose of, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, gift, pledge, encumbrance, hypothecation, or similar disposition of, any Membership Interest or any interest (including a beneficial interest or “transferable interest” as defined under the RLLCA) in any Membership Interest. “Transfer” when used as a noun, and “Transferred” when used to refer to the past tense, shall have correlative meanings. In the case of a Member that is a corporation, partnership, limited liability company, or other business entity, “Transfer” includes a Change of Control of such Member.

“Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

ARTICLE XI
    Miscellaneous

Section 11.01    Governing Law. This Agreement, including all Exhibits and Schedules attached hereto, and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Florida.

Section 11.02    Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby, shall be brought exclusively in the federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Tampa and County of Hillsborough. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding.

Section 11.03    Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.04    Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in a record and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Nothing contained in this Section 11.04 shall diminish the waiver described in Section 11.03.

Section 11.05    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in a record and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.05):

If to the Company:	MRINetwork Operations, LLC 111 Springhall Drive Goose Creek, SC 29445
If to a Member:	To the Member’s respective mailing address, facsimile number, or email address, as set forth on the Members Schedule.

Section 11.06    Remedies. In the event of any actual or prospective breach or default by any party, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance, awarded by a court of competent jurisdiction (without being required to post a bond or other security or to establish any actual damages). In this regard, the parties acknowledge and agree that they will be irreparably damaged in the event this Agreement is not specifically enforced, since (among other things) the Membership Interests are not readily marketable. All remedies hereunder are cumulative and not exclusive, may be exercised concurrently, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including recovery of damages. In addition, the parties hereby waive and renounce any defense to such equitable relief that an adequate remedy at law may exist.

Section 11.07    Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 11.08    Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

Section 11.09    Amendment. Except as otherwise provided by Section 2.08, no provision of this Agreement may be amended or modified except by an instrument in a record executed by the Company and the Members holding at least two-thirds of the Membership Interests. Any such written amendment or modification will be binding upon the Company and each Member. Notwithstanding the foregoing, the Company may amend the Members Schedule to accurately reflect any new issuance, redemption, repurchase, or Transfer made in accordance with this Agreement, which shall not require separate approval under this Section 11.09 and shall occur at the time of such issuance, redemption, repurchase, or Transfer, or as soon as practicable thereafter.

Section 11.10    Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 11.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.12    Entire Agreement. This Agreement, together with the Articles of Organization and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, records, representations, and warranties, both written and oral, whether express or implied, with respect to such subject matter.

Section 11.13    No Third-Party Beneficiaries. Except as provided in Article VII, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.14    Independent Counsel. Each Member has read this Agreement and acknowledges that:

(a)    Counsel for the Company prepared this Agreement on behalf of the Company;

(b)    Such Member has been advised that a conflict may exist between such Member’s interests, the interests of the other Members, and/or the interests of the Company;

(c)    This Agreement may have significant legal, financial planning, and/or tax consequences to such Member;

(d)    Counsel for the Company has made no representations to such Member regarding such consequences; and

(e)    Such Member has been advised, and has had the opportunity, to seek the advice of independent counsel regarding such consequences.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

The Company:

MRINetwork Operations, LLC, a Florida limited liability company

By: _/s/ John D. McAnnar_______________
Name: John D. McAnnar
Title: Chief Legal Officer

The Members:

HQ MRI Corporation, as a Member

By: _/s/ Richard Hermanns______________
Name: Richard Hermanns
Title: President

SA Talent, LLC, as a Member

By: _/s/ Shana Applebaum_______________
Name: Shana Applebaum
Title: Member

MRB Ventures, LLC, as a Member

By: _/s/ Michael Brown__________________
Name: Michael Brown
Title: Member

Angott Search Group

By: _/s/ Mark Angott____________________
Name: Mark Angott
Title: Chairman, CEO

TJAMB Entities, LLC, as a Member

By: _/s/ Todd Govig______________________
Name: Todd Govig
Title: Member

_/s/ Mark Schwartz_______________________
Mark Schwartz, Member